UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2009

NeoPharm, Inc.
(Exact name of registrant as specified in charter)

Delaware	33-90516	51-0327886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Waukegan Road, Suite 970, Lake Bluff, IL 60044
(Address of principal executive offices, including Zip Code)

(847) 887-0800
Registrant’s telephone number, including area code

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 23, 2009, the Company announced that it had given notice to The NASDAQ Stock Market ("NASDAQ") of its intention to voluntarily delist its common stock from NASDAQ by filing a Form 25 with the Securities and Exchange Commission on or about February 2, 2009, which filing was made by the Company on that date, with the delisting of the Company's common stock from NASDAQ to occur on or about February 12, 2009.

On Wednesday, February 4, 2009, the Company learned that NASDAQ had prematurely removed the Company's common stock from listing on NASDAQ effective at the opening of trading on that date.  The Company was subsequently advised by NASDAQ that this action was taken in error and the Company's common stock was again available for trading on NASDAQ effective with the opening of the market on Friday, February 6, 2009.  Notwithstanding these events, the Company continues to expect that the last day of trading of its common stock on NASDAQ will be on or about February 12, 2009, as previously announced by the Company.

A copy of the Company's press release relating to the foregoing is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits

(d)  Exhibits

Exhibits No.	Description

99.1	Press Release issued by NeoPharm, Inc. February 5, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 9, 2009	NeoPharm, Inc.

		By:	/s/ Laurence P. Birch
Laurence P. Birch,
President and CEO

EXHIBIT INDEX

Current Report on Form 8-K

Dated February 9, 2009

NeoPharm, Inc.

Exhibit No.	Description of Exhibits

99.1	Press Release issued by NeoPharm, Inc. dated February 5, 2009.